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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 25, 1996
                                (Date of Report)

                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)




 DELAWARE                         0-25372                     94-3173918

(State or other            (Commission File Number)          (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


    101 California Street, Suite 2050
       San Francisco, California                                 94111
 (Address of principal executive offices)                      (Zip Code)

                                (415) 439-6400
               (Registrant's telephone number, including area code)

                                       N/A

                (Former name, former address and former fiscal year,
                          if changed since last report)








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                        COTELLIGENT GROUP, INC. FORM 8-K

                                      INDEX




                                                                  Page
                                                                  ----
Item 5 - Other Events..................................             3

Signatures.............................................             4





































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ITEM 5 -- OTHER EVENTS


     Pursuant to contractual obligations with the seller of a business acquired by Cotelligent Group, Inc., the following information is released.

     Revenues and net income of Cotelligent Group, Inc. and Subsidiaries for the month ended October 31, 1996, were approximately $10.5 million and $335,000, respectively. In the opinion of management, all adjustments (consisting of normal recurring accruals)considered necessary for a fair presentation have been included. Operating results for the month ended October 31, 1996 are not necessarily indicative of the results that may be expected for the three months ending December 30, 1996, or for the year ending March 31, 1997.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     COTELLIGENT GROUP, INC.

November 25, 1996                                    /s/ Curtis J. Parker
-----------------                                -----------------------------
Date                                               Curtis J. Parker
                                                   Vice President
                                                   and Chief Accounting Officer






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